Exhibit 99.1
News Release

Contact:
L. Nash Allen, Jr.	Gary C. Bonds
Treasurer and Chief Financial	Executive Vice President and
Officer	Controller
662/680-2330	662/680-2332
BancorpSouth Announces Earnings of $0.20 per Diluted Share
for Fourth Quarter 2008 and $1.45 for Full Year
TUPELO, Miss., January 22, 2009/PRNewswire-FirstCall via COMTEX/ — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the fourth quarter and year ended December 31, 2008.
Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, stated, “For the fourth quarter, BancorpSouth produced solid financial results in an unusually challenging economic environment. Net income for the fourth quarter was $16.8 million, or $0.20 per diluted share, including significant fair value adjustments driven by market conditions. These non-cash charges related to the valuations of our mortgage servicing asset and certain investment securities and reduced net income by $15.3 million, or $0.18 per diluted share. While many challenges lie ahead, BancorpSouth entered 2009 well positioned with a strong capital structure, ample liquidity, a quality loan portfolio, diversified noninterest revenue streams and continuing profitability.”
                Highlights of the fourth quarter include:
•	Solid profitability for the fourth quarter of 2008, with net income of $16.8 million, or $0.20 per diluted share.

•	Expansion of the net interest margin to 3.74 percent.

•	A 5.6 percent increase in loans and leases compared with the end of 2007, which contributed to the 1.5 percent growth in net interest revenue.

•	Strong credit quality with non-performing loans of 0.64 percent of loans and leases and annualized net charge-offs of 0.57 percent of average loans and leases.

•	Double-digit growth in insurance commissions from the comparable quarter of 2007.

•	Further improvement of the ratio of equity to assets to 9.20 percent at the end of 2008 from 9.07 percent at the end of 2007.

•	Election not to participate in the U.S. Treasury’s Capital Purchase Program under the Troubled Asset Relief Program (TARP).
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Box 789 • Tupelo, MS 38802-0789 • (662) 680-2000
is a financial holding company.

BXS Announces Fourth Quarter Results

January 22, 2009
Summary Results
BancorpSouth’s net income for the fourth quarter of 2008 was $16.8 million, or $0.20 per diluted share, compared with $32.2 million, or $0.39 per diluted share, for the fourth quarter of 2007. Net income for the year ended December 31, 2008 was $120.4 million, or $1.45 per diluted share, compared with $137.9 million, or $1.69 per diluted share, for 2007.
Patterson added, “We are encouraged by BancorpSouth’s operating and financial performance for the fourth quarter of 2008 given the exceptional turmoil in the financial services industry, capital markets and the national economy.
“During 2008, we continued to execute what has proven over numerous economic cycles to be a strong fundamental business plan. While our growth during 2008 moderated by design, careful expansion into growing, familiar and geographically diversified markets supported our ability to expand our loan portfolio and secure low cost deposits. Credit quality remained sound, with losses and non-performing assets at manageable levels, and our asset/liability management produced a stable net interest margin. Our noninterest revenue products and services have strengthened our market presence and significantly mitigated the impact of interest rate volatility in our traditional banking business.
“These solid operating results were partially offset in the fourth quarter by the decline in the fair value of BancorpSouth’s mortgage servicing asset. This decline in value resulted in an after-tax charge of $10.0 million, or $0.12 per diluted share. Current accounting standards also required us to recognize in the fourth quarter a charge as a result of the other than temporary impairment of certain investment securities even though they continue to perform and cash flow. The amount of this after-tax write down was $5.3 million, or $0.06 per diluted share.”
Net Interest Revenue
Net interest revenue increased 1.5 percent to $111.3 million for the fourth quarter of 2008 from $109.7 million for the fourth quarter of 2007 and 1.6 percent from $109.6 million for the third quarter of 2008. The fully taxable equivalent net interest margin increased to 3.74 percent from 3.72 percent for the fourth quarter of 2007 and 3.67 percent for the third quarter of 2008.
“For the fourth quarter, we again generated a relatively high and stable level of net interest margin through our asset/liability management strategies,” said Patterson. “These strategies are designed to increase interest revenue and decrease interest expense by funding loan growth with the proceeds of maturing lower yielding investment securities, short-term borrowings from the Federal Home Loan Bank (FHLB) and growth in demand deposits. Because of the decline in interest rates during the fourth quarter of 2008, our comparable quarter interest expense on these short-term borrowings declined significantly. In addition, demand deposits increased by 14.0 percent at year-end 2008 compared with the end of 2007, while higher cost time deposits decreased by 20.4 percent.
“Our asset/liability management strategies are also focused on maintaining ample sources of liquidity. We continue to have substantial capacity for further borrowings with the FHLB and can readily expand public fund time deposits through more aggressive pricing.”
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BXS Announces Fourth Quarter Results

January 22, 2009
Deposit and Loan Activity
Total assets at December 31, 2008 increased 2.2 percent to $13.5 billion from $13.2 billion at December 31, 2007. Total deposits declined 3.5 percent to $9.7 billion at December 31, 2008 from $10.1 billion at December 31, 2007. Loans and leases, net of unearned income, increased 5.6 percent to $9.7 billion at December 31, 2008 from $9.2 billion at December 31, 2007.
Patterson remarked, “We produced solid loan growth during 2008, with the annualized rate of growth moderating to 4.1 percent for the fourth quarter. We believe our loan growth, as well as the 12.7 percent annualized growth in demand deposits during the fourth quarter, in part reflects increased market share due to the strength and stability of BancorpSouth in a period of increased consumer concern about the performance of the financial services industry.”
Provision for Credit Losses and Allowance for Credit Losses
For the fourth quarter of 2008, the provision for credit losses was $17.8 million compared with $7.8 million for the fourth quarter of 2007 and $16.3 million for the third quarter of 2008. Annualized net charge-offs were 0.57 percent of average loans and leases for the fourth quarter of 2008 compared with 0.21 percent for the fourth quarter of 2007 and 0.45 percent for the third quarter of 2008.
Non-performing loans and leases increased to $61.5 million, or 0.64 percent of net loans and leases, at December 31, 2008 from $28.5 million, or 0.31 percent of net loans and leases, at December 31, 2007 but declined from $62.5 million, or 0.65 percent of net loans and leases, at September 30, 2008. The allowance for credit losses increased to 1.37 percent of net loans and leases at December 31, 2008 compared with 1.25 percent at December 31, 2007 and 1.35 percent at September 30, 2008.
“The sequential quarter increase in annualized net charge-offs and the decline in non-performing loans, both as a percentage of net loans and leases, demonstrates our commitment to addressing emerging credit issues promptly,” commented Patterson. “With a provision for credit losses of $17.8 million for the fourth quarter of 2008, compared with actual net charge-offs of $13.8 million for the quarter, we remained well reserved. Our allowance for credit losses at the end of 2008 was 2.1 times the amount of non-performing loans at year end and 2.4 times the amount of annualized net charge-offs for the quarter.”
Noninterest Revenue
For the fourth quarter of 2008, noninterest revenue declined 28.7 percent, or $15.9 million, to $39.5 million from $55.3 million for the fourth quarter of 2007. These results included the pre-tax write down of the mortgage servicing asset of $16.3 million for the fourth quarter of 2008 and $4.5 million for the fourth quarter of 2007. They also included the fourth quarter 2008 pre-tax write down of $8.6 million of other than temporary impairment of certain investment securities discussed earlier in this release. After the write down, the carrying value of these pooled trust preferred securities was $2.4 million at December 31, 2008 and represented our only investment in this type of security. These securities remain current as to interest payments but their fair value has been negatively impacted by current market conditions. Comparable quarter
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BXS Announces Fourth Quarter Results

January 22, 2009
insurance commission revenue increased 15.9 percent to $18.8 million and mortgage lending revenue, excluding the decline in the value of the mortgage servicing asset, rose 20.2 percent to $4.1 million over the same quarter of 2007. Also included in noninterest revenue in the fourth quarter of 2008 were security gains totaling $2.4 million.
Patterson continued, “Our insurance business produced its fourth consecutive quarter of double-digit revenue growth, supported by an insurance agency acquisition in the third quarter of 2007 and two agency acquisitions in the first quarter of 2008. While the sharp declines in interest rates during the fourth quarter had a significant impact on our mortgage servicing asset, we also believe that the growth in mortgage lending revenue from originations and refinancings for the fourth quarter reflects an ongoing opportunity. We note that the carrying value of the mortgage servicing asset at December 31, 2008 was $25.0 million, or 82 basis points of the unpaid principal balance of the loans being serviced, compared to 115 basis points at December 31, 2007.”
Noninterest Expense
Noninterest expense increased 0.8 percent to $111.1 million for the fourth quarter of 2008 from $110.2 million for the fourth quarter of 2007 and decreased 4.3 percent from $116.1 million for the third quarter of 2008. The comparable quarter increase in noninterest expense is primarily attributable to the operation of the insurance agencies acquired in the first quarter of 2008, as well as the opening of new loan production offices and full-service branch bank offices during 2008. The sequential quarter decline in noninterest expense is primarily the result of an increased focus throughout the Company on expense control and reduction.
Capital Management
BancorpSouth’s long-term, conservative focus on maintaining a sound and adequate capital position and ample liquidity provides it with a competitive advantage in the current economic cycle and enhances its opportunity for future growth. During 2008, BancorpSouth continued building upon its strong capital position, expanding its equity to asset ratio to 9.20 percent at the end of 2008 from 9.07 percent at the end of 2007. Its equity to asset ratio was 9.34 percent at the end of the third quarter of 2008. BancorpSouth’s ratio of tangible equity to assets was 7.15 percent at the end of 2008 compared to 7.09 percent at the end of 2007 and 7.25 percent at the end of the third quarter of 2008. BancorpSouth remains a “well capitalized” bank holding company as defined by federal regulations, with Tier 1 risk-based capital of 10.79 percent at year end and total risk based capital of 12.04 percent, compared with required minimum levels of 6 percent and 10 percent, respectively, to meet the definition of “well capitalized.” BancorpSouth did not repurchase shares of its common stock during the fourth quarter of 2008.
Summary
“Our confidence in the financial strength of BancorpSouth is exemplified by our decision, after careful deliberation, to forego participation in the Capital Purchase Program under TARP,” said Patterson. “While we recognize that the difficult economic environment will continue to affect our financial and operating results, BancorpSouth has performed well relative to our peer group,
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BXS Announces Fourth Quarter Results

January 22, 2009
we have a strong capital structure with ample liquidity and we continue to build on a quality loan portfolio with manageable levels of non-performing loans and net charge-offs.
“During 2009, we will remain focused on credit quality, especially with regard to the early identification and resolution of emerging credit issues. In addition we will continue to focus on controlling growth, on further strengthening our capital structure and on expense management and reduction. As a result, we expect to maintain the flexibility to respond to strategic opportunities that are consistent with our long-term growth objectives. We believe we are well positioned to weather the current environment and that our financial strength will enhance our ability to grow when the economic cycle begins to improve.”
Conference Call
BancorpSouth will conduct a conference call to discuss its fourth quarter 2008 results tomorrow, January 23, 2009, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.
Forward-Looking Statements
Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation, statements relating to our credit quality, our loan growth and growth in demand deposits, our capital structure, the impact of the economic environment on our financial and operating results, the management and reduction of our expenses, our flexibility to respond to strategic opportunities, our financial strength, our ability to weather the current environment and to take advantage of opportunities for future growth and growth in mortgage lending revenue.
We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to increase noninterest revenue and expand noninterest revenue business, the ability of BancorpSouth to maintain credit quality, changes in laws and regulations affecting financial service companies in general, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth’s operating or expansion strategy, BancorpSouth’s business model, geographic concentration of BancorpSouth’s assets, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to achieve profitable growth and increase shareholder value, the ability of BancorpSouth to attract, train and
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BXS Announces Fourth Quarter Results

January 22, 2009
retain qualified personnel, the ability of BancorpSouth to identify, close and effectively integrate potential acquisitions, the ability of BancorpSouth to expand geographically and enter growing markets, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with approximately $13.5 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 310 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas. BancorpSouth Bank also operates an insurance location in Illinois.
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BXS Announces Fourth Quarter Results

January 22, 2009
BancorpSouth, Inc.
Selected Financial Data

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
(Dollars in thousands, except per share amounts)
Earnings Summary:
Net interest revenue	$111,321	$109,657	$440,836	$422,899
Provision for credit losses	17,822	7,771	56,176	22,696
Noninterest revenue	39,450	55,314	242,380	231,799
Noninterest expense	111,093	110,169	452,686	428,058

Income before income taxes	21,856	47,031	174,354	203,944
Income tax provision	5,060	14,803	53,943	66,001

Net income	$16,796	$32,228	$120,411	$137,943

Earning per share: Basic	$0.20	$0.39	$1.46	$1.69

Diluted	$0.20	$0.39	$1.45	$1.69

Balance sheet data at December 31:
Total assets			$13,480,218	$13,189,841
Total earning assets			12,210,439	11,948,038
Loans and leases, net of unearned income			9,691,277	9,179,684
Allowance for credit losses			132,793	115,197
Total deposits			9,711,872	10,064,099
Common shareholders’ equity			1,240,260	1,196,626
Book value per share			14.92	14.54

Average balance sheet data:
Total assets	$13,279,593	$13,080,720	$13,200,801	$12,857,135
Total earning assets	12,109,660	11,956,412	12,037,141	11,749,433
Loans and leases, net of unearned interest	9,604,142	9,105,475	9,429,963	8,784,940
Total deposits	9,598,321	10,045,400	9,803,999	10,200,098
Common shareholders’ equity	1,239,498	1,162,821	1,224,280	1,121,000

Non-performing assets at December 31:
Non-accrual loans and leases			$28,168	$9,789
Loans and leases 90+ days past due			33,373	18,671
Other real estate owned			46,317	24,281

Total non-performing assets			107,858	52,741

Net charge-offs as a percentage of average loans (annualized)	0.57%	0.21%	0.40%	0.14%

Performance ratios (annualized):
Return on average assets	0.50%	0.98%	0.91%	1.07%
Return on common equity	5.39%	11.00%	9.84%	12.31%

Net interest margin	3.74%	3.72%	3.75%	3.68%

Average shares outstanding — basic	83,096,799	82,230,448	82,589,400	81,505,510
Average shares outstanding — diluted	83,239,216	82,482,626	82,793,663	81,844,343
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BXS Announces Fourth Quarter Results

January 22, 2009
BancorpSouth, Inc.
Consolidated Balance Sheet
(Unaudited)

	December 31,		%
	2008	2007	Change
	(Dollars in thousands)
Assets
Cash and due from banks	$291,055	$322,926	(9.87%)
Interest bearing deposits with other banks	13,542	12,710	6.55%
Held-to-maturity securities, at amortized cost	1,333,521	1,625,916	(17.98%)
Available-for-sale securities, at fair value	982,859	1,001,194	(1.83%)
Loans and leases	9,740,867	9,227,495	5.56%
Less: Unearned income	49,590	47,811	3.72%
Allowance for credit losses	132,793	115,197	15.27%

Net loans and leases	9,558,484	9,064,487	5.45%
Loans held for sale	189,242	128,532	47.23%
Premises and equipment, net	351,204	317,379	10.66%
Accrued interest receivable	79,183	96,027	(17.54%)
Goodwill	268,966	254,889	5.52%
Other assets	412,162	365,781	12.68%

Total Assets	$13,480,218	$13,189,841	2.20%

Liabilities
Deposits:
Demand: Noninterest bearing	$1,735,130	$1,670,198	3.89%
Interest bearing	3,904,307	3,276,275	19.17%
Savings	678,326	698,449	(2.88%)
Other time	3,394,109	4,419,177	(23.20%)

Total deposits	9,711,872	10,064,099	(3.50%)
Federal funds purchased and securities sold under agreement to repurchase	1,205,366	809,898	48.83%
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	691,510	706,586	(2.13%)
Accrued interest payable	20,755	37,746	(45.01%)
Junior subordinated debt securities	160,312	160,312	0.00%
Long-term Federal Home Loan Bank borrowings	286,312	88,977	221.78%
Other liabilities	163,831	125,597	30.44%

Total Liabilities	12,239,958	11,993,215	2.06%
Shareholders’ Equity
Common stock	207,763	205,748	0.98%
Capital surplus	215,255	198,620	8.38%
Accumulated other comprehensive income (loss)	(26,896)	(7,214)	272.83%
Retained earnings	844,138	799,472	5.59%

Total Shareholders’ Equity	1,240,260	1,196,626	3.65%

Total Liabilities & Shareholders’ Equity	$13,480,218	$13,189,841	2.20%

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BXS Announces Fourth Quarter Results

January 22, 2009
BancorpSouth, Inc.
Consolidated Condensed Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended					Year To Date
	Dec-08	Sep-08	Jun-08	Mar-08	Dec-07	Dec-08	Dec-07
INTEREST REVENUE:
Loans and leases	$139,099	$144,393	$147,289	$159,184	$171,068	$589,965	$668,813
Deposits with other banks	111	172	193	208	274	684	1,144
Federal funds sold and securities purchased under agreement to resell	3	218	—	67	311	288	3,687
Held-to-maturity securities:
Taxable	13,625	14,063	15,044	15,947	16,890	58,679	68,142
Tax-exempt	2,053	1,959	2,025	2,075	2,120	8,112	8,256
Available-for-sale securities:
Taxable	8,693	9,025	8,531	9,564	10,227	35,813	41,212
Tax-exempt	867	874	1,260	1,204	941	4,205	4,026
Loans held for sale	2,117	1,920	1,420	2,210	1,751	7,667	5,962

Total interest revenue	166,568	172,624	175,762	190,459	203,582	705,413	801,242

INTEREST EXPENSE:
Interest bearing demand	15,924	14,214	12,938	17,257	19,765	60,333	83,833
Savings	1,080	1,366	1,291	1,543	1,934	5,280	9,301
Other time	28,293	33,660	39,778	46,860	52,551	148,591	215,723
Federal funds purchased and securities sold under agreement to repurchase	2,175	4,308	3,321	5,195	8,259	14,999	34,517
FHLB Borrowings	4,537	6,277	5,359	6,285	8,107	22,458	21,871
Other	3,238	3,197	3,232	3,249	3,309	12,916	13,098

Total interest expense	55,247	63,022	65,919	80,389	93,925	264,577	378,343

Net interest revenue	111,321	109,602	109,843	110,070	109,657	440,836	422,899
Provision for credit losses	17,822	16,306	11,237	10,811	7,771	56,176	22,696

Net interest revenue, after provision for credit losses	93,499	93,296	98,606	99,259	101,886	384,660	400,203

NONINTEREST REVENUE:
Mortgage lending	(12,174)	3,270	9,507	1,543	(1,149)	2,146	6,214
Credit card, debit card and merchant fees	8,409	8,512	8,846	7,976	7,904	33,743	29,836
Service charges	16,915	17,687	17,093	15,839	18,125	67,534	68,479
Trust income	2,328	2,507	2,261	2,234	2,996	9,330	10,154
Security gains (losses), net	(6,226)	100	199	78	97	(5,849)	121
Insurance commissions	18,752	21,779	21,462	24,668	16,181	86,661	71,182
Other	11,446	9,578	13,898	13,893	11,160	48,815	45,813

Total noninterest revenue	39,450	63,433	73,266	66,231	55,314	242,380	231,799

NONINTEREST EXPENSES:
Salaries and employee benefits	64,395	68,865	68,121	70,175	64,594	271,556	255,342
Occupancy, net of rental income	10,307	10,340	9,716	9,483	8,967	39,846	35,098
Equipment	6,319	6,214	6,245	6,433	6,078	25,211	24,214
Other	30,072	30,640	27,982	27,379	30,530	116,073	113,404

Total noninterest expenses	111,093	116,059	112,064	113,470	110,169	452,686	428,058

Income before income taxes	21,856	40,670	59,808	52,020	47,031	174,354	203,944
Income tax expense	5,060	12,325	19,683	16,875	14,803	53,943	66,001

Net income	$16,796	$28,345	$40,125	$35,145	$32,228	$120,411	$137,943

Net income per share: Basic	$0.20	$0.34	$0.49	$0.43	$0.39	$1.46	$1.69

Diluted	$0.20	$0.34	$0.49	$0.43	$0.39	$1.45	$1.69

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BXS Announces Fourth Quarter Results

January 22, 2009
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	December 31, 2008
	Average		Yield/
	Balance	Interest	Rate
(Taxable equivalent basis)
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,773,683	$142,039	5.78%
Held-to-maturity securities:
Taxable	1,193,555	13,734	4.58%
Tax-exempt	180,695	3,159	6.96%
Available-for-sale securities:
Taxable	868,913	8,693	3.98%
Tax-exempt	73,476	1,335	7.23%
Short-term investments	19,338	114	2.34%

Total interest earning assets and revenue	12,109,660	169,074	5.55%
Other assets	1,304,386
Less: allowance for credit losses	(134,453)

Total	$13,279,593

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,811,782	$15,924	1.66%
Savings	684,068	1,080	0.63%
Other time	3,400,071	28,293	3.31%
Short-term borrowings	1,828,010	3,951	0.86%
Junior subordinated debt	160,312	3,161	7.84%
Long-term debt	287,990	2,838	3.92%

Total interest bearing liabilities and expense	10,172,233	55,247	2.16%
Demand deposits — noninterest bearing	1,702,400
Other liabilities	165,462

Total liabilities	12,040,095
Shareholders’ equity	1,239,498

Total	$13,279,593

Net interest revenue		$113,827

Net interest margin			3.74%
Net interest rate spread			3.39%
Interest bearing liabilities to interest earning assets			84.00%

Net interest tax equivalent adjustment		$2,506
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BXS Announces Fourth Quarter Results

January 22, 2009
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	December 31, 2007
	Average		Yield/
	Balance	Interest	Rate
(Taxable equivalent basis)
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,216,034	$173,685	7.48%
Held-to-maturity securities:
Taxable	1,498,608	16,890	4.47%
Tax-exempt	192,464	3,261	6.72%
Available-for-sale securities:
Taxable	923,725	10,227	4.39%
Tax-exempt	79,422	1,448	7.23%
Short-term investments	46,159	585	5.03%

Total interest earning assets and revenue	11,956,412	206,096	6.84%
Other assets	1,241,631
Less: allowance for credit losses	(117,323)

Total	$13,080,720

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,214,493	$19,765	2.44%
Savings	700,583	1,934	1.09%
Other time	4,512,151	52,550	4.62%
Short-term borrowings	1,382,163	14,320	4.11%
Junior subordinated debt	161,556	3,302	8.11%
Long-term debt	141,576	2,054	5.75%

Total interest bearing liabilities and expense	10,112,522	93,925	3.68%
Demand deposits — noninterest bearing	1,618,173
Other liabilities	187,204

Total liabilities	11,917,899
Shareholders’ equity	1,162,821

Total	$13,080,720

Net interest revenue		$112,171

Net interest margin			3.72%
Net interest rate spread			3.15%
Interest bearing liabilities to interest earning assets			84.58%

Net interest tax equivalent adjustment		$2,514
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BXS Announces Fourth Quarter Results

January 22, 2009
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Year to Date
	December 31, 2008
	Average		Yield/
	Balance	Interest	Rate
(Taxable equivalent basis)
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,586,821	$600,925	6.27%
Held-to-maturity securities:
Taxable	1,282,512	59,119	4.61%
Tax-exempt	184,243	12,480	6.77%
Available-for-sale securities:
Taxable	859,932	35,813	4.16%
Tax-exempt	90,703	6,470	7.13%
Short-term investments	32,930	972	2.95%

Total interest earning assets and revenue	12,037,141	715,779	5.95%
Other assets	1,291,675
Less: allowance for credit losses	(128,015)

Total	$13,200,801

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,552,690	$60,333	1.70%
Savings	712,330	5,280	0.74%
Other time	3,874,192	148,591	3.84%
Short-term borrowings	1,565,381	26,858	1.72%
Junior subordinated debt	160,312	12,469	7.78%
Long-term debt	278,845	11,046	3.96%

Total interest bearing liabilities and expense	10,143,750	264,577	2.61%
Demand deposits — noninterest bearing	1,664,787
Other liabilities	167,984

Total liabilities	11,976,521
Shareholders’ equity	1,224,280

Total	$13,200,801

Net interest revenue		$451,202

Net interest margin			3.75%
Net interest rate spread			3.34%
Interest bearing liabilities to interest earning assets			84.27%

Net interest tax equivalent adjustment		$10,366
-MORE-

BXS Announces Fourth Quarter Results

January 22, 2009
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Year to Date
	December 31, 2007
	Average		Yield/
	Balance	Interest	Rate
(Taxable equivalent basis)
ASSETS
Loans, loans held for sale, and leases net of unearned income	$8,880,253	$678,155	7.64%
Held-to-maturity securities:
Taxable	1,530,247	68,142	4.45%
Tax-exempt	189,234	12,701	6.71%
Available-for-sale securities:
Taxable	977,459	41,212	4.22%
Tax-exempt	84,292	6,194	7.35%
Short-term investments	87,948	4,831	5.49%

Total interest earning assets and revenue	11,749,433	811,235	6.90%
Other assets	1,217,135
Less: allowance for credit losses	(109,433)

Total	$12,857,135

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,191,433	$83,833	2.63%
Savings	718,080	9,301	1.30%
Other time	4,636,436	215,723	4.65%
Short-term borrowings	1,057,057	48,098	4.55%
Junior subordinated debt	159,939	13,067	8.17%
Long-term debt	144,006	8,321	5.77%

Total interest bearing liabilities and expense	9,906,951	378,343	3.81%
Demand deposits — noninterest bearing	1,654,149
Other liabilities	175,035

Total liabilities	11,736,135
Shareholders’ equity	1,121,000

Total	$12,857,135

Net interest revenue		$432,892

Net interest margin			3.68%
Net interest rate spread			3.09%
Interest bearing liabilities to interest earning assets			84.32%

Net interest tax equivalent adjustment		$9,993
-END-